                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box
/ / Preliminary Proxy Statement      / / Confidential, For Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))

 /X/ Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             PARTY CITY CORPORATION
                (Name of Registrant as Specified in Its Charter)

        (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant) Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

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         (2) Aggregate number of securities to which transaction applies:

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         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4) Proposed maximum aggregate value of transaction:

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         (5) Total fee paid:

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         / / Fee paid previously with preliminary materials:

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         / /Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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         (1) Amount previously paid:

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         (2) Form, Schedule or Registration Statement no.:

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         (3) Filing Party:

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         (4) Date Filed:

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                             PARTY CITY CORPORATION

                 NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 10, 1998

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of Party City Corporation, a Delaware corporation (the "Company"), will be held on Wednesday, June 10, 1998, at 10:00 a.m., Eastern Daylight Time, at the Radisson Hotel & Suites Fairfield, 690 Route 46 East, Fairfield, New Jersey 07004, for the following purposes:

     1. To elect six directors to the Board of Directors who shall serve until the 1999 Annual Meeting of Stockholders, or until their successors are elected and qualified;

     2. To adopt the amendment to the Company's Amended and Restated 1994 Stock Option Plan (the "1994 Plan") to increase the number of shares available under the 1994 Plan;

     3. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 1998; and

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on May 4, 1998, are entitled to notice of and to vote at the Annual Meeting. A complete list of the stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours for the ten-day period ending immediately preceding the date of the Annual Meeting, at the Company's offices at 400 Commons Way, Rockaway, New Jersey 07866. Attendance at the Annual Meeting will be limited to stockholders and guests of the Company.

     STOCKHOLDERS UNABLE TO ATTEND THE MEETING ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH.

                                          By Order of the Board of Directors

                                          DAVID LAUBER,
                                          Secretary

Rockaway, New Jersey
May 6, 1998

                        PLEASE MAIL YOUR PROXY PROMPTLY

                             PARTY CITY CORPORATION

                                400 COMMONS WAY
                           ROCKAWAY, NEW JERSEY 07866

                          ---------------------------
                                PROXY STATEMENT
                      1998 ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 10, 1998
                          ---------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of Party City Corporation (the "Company"), for use at the 1998 Annual Meeting of Stockholders to be held on Wednesday, June 10, 1998, at 10:00 a.m., Eastern Daylight Time, or at any adjournment thereof (the "Annual Meeting"). The purposes of the Annual Meeting are set forth herein and in the accompanying notice of 1998 Annual Meeting of Stockholders (the "Notice"). The Annual Meeting will be held at the Radisson Hotel & Suites Fairfield, 690 Route 46 East, Fairfield, New Jersey 07004. The Company's telephone number is (973) 983-0888.

     This Proxy Statement and the accompanying 1997 Annual Report, Notice and Proxy are being mailed on or about May 6, 1998, to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE

     Stockholders of record at the close of business on May 4, 1998 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Proposals of stockholders of the Company which are intended to be presented at the Company's 1999 Annual Meeting of Stockholders, must be received by the Company no later than January 8, 1999, and otherwise be in compliance with the Company's Certificate of Incorporation and Bylaws and with applicable laws and regulations in order to be included in the proxy statement and form of proxy relating to that meeting.

REVOCABILITY OF PROXY

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

SOLICITATION

     The cost of solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by the Company's directors, officers and employees, without additional compensation, personally or by telephone, facsimile or telegram.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

OUTSTANDING SHARES

     The Company has only one class of stock outstanding, the Company's common stock, $.01 par value per share (the "Common Stock"). At March 31, 1998, 12,417,088 shares of the Company's Common Stock were issued and outstanding.

VOTING RIGHTS

     Under the Delaware General Corporation Law and the Company's Certificate of Incorporation and Bylaws, each stockholder will be entitled to one vote for each share of Common Stock held at the Record Date for all matters, including the election of directors. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," "WITHHELD" or "ABSTAIN" are treated as being present at the Annual Meeting for the purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter. Abstentions will have the same effect as voting against a proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus a broker non-vote will not effect the outcome of the voting on a proposal. Holders of Common Stock have no cumulative voting rights in the election of directors.

VOTING OF PROXIES

     The shares of Common Stock represented by all properly executed proxies received in time for the Annual Meeting will be voted in accordance with the directions given by the stockholders. IF NO INSTRUCTIONS ARE GIVEN, THE SHARES WILL BE VOTED (i) FOR each of the nominees named herein as directors, or their respective substitutes as may be appointed by the Board of Directors, (ii) FOR adoption of the amendment to the Company's Amended and Restated 1994 Stock Option Plan and (iii) FOR ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company for 1998.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Common Stock, as of March 31, 1998 for individuals or entities in the following categories at the end of the Company's year end: (i) each of the Company's Directors, (ii) the Chief Executive Officer and other executive officers of the Company whose total annual compensation for 1997 exceeded $100,000 (the "named executive officers"); (iii) all Directors and executive officers as a group; and (iv) each person known by the Company to be a beneficial owner of more than 5% of the Common Stock. Unless indicated otherwise, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

                                                         SHARES BENEFICIALLY OWNED
                                                         --------------------------
               NAME OF BENEFICIAL OWNER                    NUMBER          PERCENT
               ------------------------                  -----------      ---------

Steven Mandell.........................................   2,545,000(1)      20.5%
  400 Commons Way
  Rockaway, New Jersey 07866
Craig Enterprises, Inc. ...............................   1,107,000          8.9%
  11355 North Torrey Pines Road
  La Jolla, California 92037
J. P. Morgan & Co., Incorporated.......................     845,100          6.8%
  60 Wall Street
  New York, New York 10260
Weiss Peck & Greer, L.L.C..............................     820,710          6.6%
  One New York Plaza
  New York, New York, 10004
Duayne Weinger.........................................     105,000(2)         *
Ray Hemmig.............................................      37,500(2)         *
John Oberdorf..........................................      40,000(2)(3)      *
Jack Futterman.........................................      24,000(2)         *
David Lauber...........................................      58,500(4)         *
Valerie Szymaniak......................................      50,000(5)         *
Gordon Keil............................................      30,000(6)         *
Jules Cohn.............................................           0            *
All Directors and executive officers as a group (11
  persons).............................................   2,894,900(7)      22.9%

---------------

 *  Less than 1%
(1) Includes 750,000 shares of Common Stock (representing approximately 6% of the Company's outstanding Common Stock) transferred by Mr. Mandell to the Mandell Family Limited Partnership of which Mr. Mandell is General Partner.
(2) Includes 37,500, 37,500, 30,000 and 22,500 shares subject to outstanding options to purchase Common Stock granted to each of Messrs. Weinger, Hemmig, Oberdorf and Futterman, respectively, which are exercisable within the next 60 days.
(3) Includes 10,000 shares of Common Stock owned by Mr. Oberdorf's wife, for which Mr. Oberdorf disclaims beneficial ownership.
(4) Includes 5,000 shares subject to outstanding options to purchase Common Stock which are exercisable within the next 60 days.
(5) Includes 20,000 shares subject to outstanding options to purchase Common Stock which are exercisable within the next 60 days.
(6) Includes 30,000 shares subject to outstanding options to purchase Common Stock which are exercisable within the next 60 days.
(7) Includes 196,400 shares of Common Stock which the Directors and executive officers of the Company have the right to acquire within the next 60 days through the exercise of outstanding stock options.

                           BUSINESS TO BE TRANSACTED

1.  ELECTION OF DIRECTORS

NOMINEES

     The Company's Bylaws currently provide for six directors, and it is contemplated that a Board of Directors comprised of six directors will be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees named below, all of whom are presently directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible. It is not expected that any nominee will be unable or will decline to serve as a director. The names of the six nominees, their ages, the respective years in which each first became a Director of the Company, and their respective principal occupations during the past five years are as follows:

                                                                                            SERVED AS
                                                                                            A DIRECTOR
        NAME OF NOMINEE          AGE               POSITION WITH THE COMPANY                  SINCE
        ---------------          ---               -------------------------                ----------
Steven Mandell                   53     Chairman of the Board of Directors and Chief           1990
                                        Executive Officer
David Lauber                     42     Director, Executive Vice President, Chief              1997
                                        Financial Officer and Secretary
John J. Oberdorf(2)              51     Director                                               1994
Raymond Hemmig(1)                48     Director                                               1996
Duayne Weinger(1)                48     Director                                               1996
Jack Futterman(1)                64     Director                                               1997

---------------
(1) Member of Compensation Committee, Audit Committee and Stock Option Committee

(2) Member of Compensation Committee and Audit Committee

     STEVEN MANDELL is the Chairman of the Board of Directors and Chief Executive Officer of the Company, positions he has held since the Company's inception in 1990. Prior to the Company's purchase of all franchised Super Stores owned by Mr. Mandell in February 1997, Mr. Mandell was an owner and the President of Les Fetes, Inc., Party Town USA, Inc., Party City of Parsippany, Inc. and Party City of Wayne, Inc., which operated Party City Super Stores ("Affiliate Stores"). From January 1972 through May 1986, Mr. Mandell was the President of The Marketing Group, an independent sales representative firm, selling, among other products, party supplies to mass merchandisers. From 1986 to 1990, he founded and originated the Party City, The Discount Party Super Store(R) with his ownership and management of the Affiliate Stores.

     DAVID LAUBER, a Director and Secretary since February 1997, has been Executive Vice President of the Company since September, 1997, and has served as the Company's Chief Financial Officer since October 1994. Mr. Lauber was Executive Vice President and Chief Financial Officer of Mother's Stores, Inc., a 170-store maternity and children's clothing retail chain, from April 1992 until that company's acquisition in October 1993. He worked on a consulting basis for Mother's Stores, Inc. from October 1993 until May 1994. After the acquisition, in January 1994, Mother's Stores. Inc. filed a voluntary petition for bankruptcy proceedings under Chapter 11 of the United States Bankruptcy Code. From January 1987 to April 1992, Mr. Lauber was employed by The Limited, Inc., a clothing retailer, in various positions and ultimately as Controller of the 940-store Lerner New York division. Mr. Lauber is a certified public accountant.

     JOHN OBERDORF has been a Director of the Company since April 1994. Since 1990, he has been a member of the law firm of St. John & Wayne, L.L.C., legal counsel to the Company.

     RAY HEMMIG has been a Director of the Company since May 1996. Since 1988, Mr. Hemmig has served as Chairman of the Board, and from September 1988 to October 1994, served as Chief Executive Officer of

ACE Cash Express, Inc., a publicly held chain of retail financing services stores. Mr. Hemmig serves as a director of the National Association of Check Cashers of America. Since December 1995, Mr. Hemmig has served as the Chairman of the Board and Chief Executive Officer of Retail and Restaurant Growth Capital, a licensed Small Business Investment Corporation and a provider of financing to emerging retail and restaurant companies. In this capacity he serves on the boards of several private concerns. Mr. Hemmig has served on the Board of Restoration Hardware, a San Francisco based home fashion retailer, since 1994.

     DUAYNE WEINGER has been a Director of the Company since May 1996. Mr. Weinger helped start Jenny Craig Weight Loss Center in 1983. By 1994 he owned 50 Jenny Craig franchises which have since been sold. Mr. Weinger currently operates four Party City(R) franchise stores.

     JACK FUTTERMAN has been a Director of the Company since October 1997. From 1989 until his retirement in 1996, Mr. Futterman was Chairman and Chief Executive Officer of Pathmark Stores. From 1973 until his appointment as Chairman and Chief Executive Officer, Mr. Futterman served as Vice President of Supermarkets General (the parent company of Pathmark Stores) and occupied a number of positions before becoming Chairman and Chief Executive Officer. A Registered Pharmacist, Mr. Futterman serves as a trustee of the Schwartz College of Pharmacy. Mr. Futterman also serves as a Director of Del Laboratories, Inc. and Hain Food Group as well as several not-for-profit corporations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own beneficially more than ten percent (10%) of the Common Stock of the Company, to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the NASDAQ. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the directors, executive officers, and greater than ten percent (10%) beneficial owners complied with all Section 16(a) filing requirements during the year ended December 31, 1997, except that Messrs. Mandell, Weinger and Oberdorf filed a Form 4 approximately 15, 15 and 30 days, respectively, following the due date for such filings and each of Messrs. Lauber, Keil and Yockelson and Ms. Szymaniak failed to timely file their Form 5 reports relating to stock option grants made pursuant to the Company's Amended and Restated 1994 Stock Option Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Up to February 1997, Steven Mandell, the Chairman of the Board and President of the Company, and Perry Kaplan, then Executive Vice President and a Director of the Company, owned and operated a total of six Party City Super Stores as franchises. Mr. Mandell owns all of the outstanding shares of two corporations, Les Fetes, Inc. and Party Town USA, Inc., each of which operated a Party City Super Store during early 1997, which were opened before the Company began its franchise operations. Les Fetes, Inc. and Party Town USA, Inc. did not pay a royalty to the Company on sales realized. The amount of such royalties that would have been paid was $79,901, $93,551 and $11,440 for the years ended 1995, 1996 and the portion of 1997 during which such stores were owned by Mr. Mandell, respectively, assuming a 2.0% royalty rate on sales. Mr. Mandell is also the majority owner of two corporations, Party City of Wayne, Inc. and Party City of Parsippany, Inc., each of which operated a Party City Super Store during 1996 and early 1997. The two stores each paid a 3.0% royalty to the Company on sales, the rate for all franchises sold at the time of Mr. Mandell's acquisition of these franchises. All of the aforementioned stores were in existence prior to the opening of the first Company-owned store. The Company will not sell any new franchises to Mr. Mandell or Mr. Kaplan.

     On February 28, 1997, the Company purchased substantially all of the assets of each franchise store owned by Mr. Mandell and Mr. Kaplan. The approximate aggregate purchase price for the four stores owned by Mr. Mandell was approximately $4,750,000 and the aggregate approximate purchase price for the two stores owned by Mr. Kaplan was approximately $1,150,000. The Company believes the terms of the purchase, which were determined based on arm's-length negotiations between the parties, were fair to the Company. The Company received a fairness opinion from Tucker Anthony Incorporated that the consideration paid by the Company for the franchise stores was fair from a financial point of view to the stockholders of the Company, other than Messrs. Mandell and Kaplan.

     Certain of the stores owned by Mr. Mandell, Mr. Mandell's son, and Mr. Kaplan made use of certain bookkeeping personnel of the Company for which they paid the Company approximately $74,200, $94,500 and $27,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

     A portion of the space leased by the Company at its headquarters is warehouse space. Prior to Mr. Mandell's sale of the franchise stores described above, Mr. Mandell subleased this space, which approximates 2,080 square feet, at a pass-through rate of $1,603 per month.

     Messrs. Jason Craig and Steven Craig, sons of Mr. Sidney Craig, President of Craig Enterprises, Inc., each own and operate two franchised stores located in California. Mr. Duayne Weinger, a Director of the Company and son-in-law of Mr. Sidney Craig, owns and operates four franchised store locations in Illinois. Mr. Weinger has a right of first refusal for two additional franchise locations in Illinois. Craig Enterprises, Inc. owned approximately 8.9% of the Company's Common Stock as of March 31, 1998. Erik Mandell, son of Steven Mandell, the Company's Chairman and President, owns and operates one franchise store located in Illinois.

     The law firm of St. John & Wayne, L.L.C., of which Mr. Oberdorf is a member, provided legal services to the Company in 1997 and during the current fiscal year.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors met four times in 1997. The Compensation Committee met one time in 1997 and is comprised of Messrs. Oberdorf, Hemmig, Weinger and Futterman. The Audit Committee, which is presently composed of Messrs. Oberdorf, Hemmig, Futterman and Weinger, is responsible for recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement and establishing and monitoring the Company's financial policies and control procedures. The Audit Committee met one time in 1997. The Stock Option Committee, which is presently composed of Messrs. Weinger, Hemmig and Futterman, is responsible for the administration of the Company's Amended and Restated Stock Option Plan and for the grant of stock options under such plan. The Stock Option Committee met one time in 1997 and acted by unanimous written consent on numerous occasions during the year. All Directors attended each of the meetings of the Board of Directors in 1997 and all members of the Compensation Committee, the Audit Committee and the Stock Option Committee attended each of their respective meetings in 1997.

     All Directors are elected at each annual meeting of shareholders and hold office until the election and qualification of their successors at the next annual meeting of shareholders.

     All executive officers of the Company are elected annually by, and serve at the discretion of, the Board of Directors, although the employment of Messrs. Lauber and Mandell by the Company is subject to the provisions of their respective employment agreements.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

     The following table sets forth a summary of the compensation paid by the Company for services rendered in all capacities to the Company during 1997 and 1996 to the Chief Executive Officer and other executive officers (the "named executive officers") of the Company whose total annual compensation for 1997 exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                               LONG-TERM COMPENSATION
                                              ANNUAL                   AWARDS
                                          COMPENSATION(1)      ----------------------
                                        -------------------          SECURITIES           ALL OTHER
  NAME AND PRINCIPAL POSITION    YEAR    SALARY     BONUS     UNDERLYING STOCK OPTIONS   COMPENSATION
  ---------------------------    ----    ------     -----     ------------------------   ------------
Steven Mandell
  Chairman of the Board and
     Chief Executive Officer...  1997   $203,434   $100,000                --                    --
                                 1996    195,000          0
David Lauber
  Executive Vice President,
     Chief Financial Officer
     and a Director............  1997    263,429     59,780            96,000                    --
                                 1996    223,044     51,150             9,000
Valerie Szymaniak
  Vice President of Real
     Estate....................  1997    178,000          0            28,500                    --
                                 1996    164,500          0             9,000                    --
Gordon Keil
  Chief Operating Officer......  1997    202,308          0             6,000                    --
                                 1996    105,706          0            84,000                    --
Jules Cohn(2)
  Vice President of MIS........  1997    137,000          0             3,000
                                 1996     49,531          0            22,500

---------------
(1) No named executive officers received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of such individual's salary plus annual bonus.

(2) The employment of Mr. Cohn with the Company was terminated in March 1998.

STOCK OPTION PLAN

     The Company currently maintains the Amended and Restated 1994 Stock Option Plan (the "1994 Plan") pursuant to which options may be granted to employees, directors and consultants for the purchase of Common Stock. The Company in the past has used, and will continue to use, stock options to attract and retain key employees in the belief that employee stock ownership and stock-related compensation devices encourage a community of interest between employees and stockholders.

     THE 1994 PLAN. The 1994 Plan currently permits the Company to grant incentive and non-qualified stock options to purchase an aggregate of 900,000 shares of the Company's Common Stock. As described under the caption "2. Approval of Amendment to the Amended and Restated 1994 Stock Option Plan," the Company is seeking shareholder approval to amend the 1994 Plan, in order to increase the number of shares available for the grant of options under the Plan. The 1994 Plan is currently administered by the Stock Option Committee of the Board of Directors, presently composed of Messrs. Hemmig, Weinger and Futterman (the "Committee") each of whom are non-employee Directors. All named executive officers, other key employees, Directors (including members of the Committee) and consultants of the Company or any subsidiary of the Company are eligible for selection to participate in the 1994 Plan. Each option granted under the 1994 Plan shall have a term as selected by the Committee.

     No incentive or non-qualified stock option is exercisable more than thirty days (or such other period of time as is determined by the Committee) from the date of the optionee's termination of employment with the Company for any reason other than disability or death. If such termination of employment is due to disability of the employee, the optionee shall be entitled to exercise the option for a period of three months (or such other period of time not exceeding 12 months as is determined by the Committee) from the date of disability. If such termination of employment is due to the death of the employee, the optionee's estate or the beneficiaries thereof shall be entitled to exercise the option for a period of one year from the date of the optionee's death.

     Grants of incentive or non-qualified stock options to the named executive officers have been made at the fair market value of the Common Stock on the date of grant and the Company intends for such options to be performance-based options (in accordance with Internal Revenue Code rules and regulations).

     The 1994 Plan will terminate on September 4, 2000 unless earlier terminated by the Board of Directors. See "2. Approval of Amendment to the Amended and Restated 1994 Stock Option Plan."

                             OPTION GRANTS IN 1997

     The following table presents information regarding grants of options to purchase shares of the Company's Common Stock for each of the named executive officers receiving option grants in 1997:

                                          INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                         ----------------------------------------------------           VALUE AT
                                        PERCENT OF                                   ASSUMED ANNUAL
                         NUMBER OF        TOTAL                                   RATES OF STOCK PRICE
                         SECURITIES      OPTIONS       EXERCISE                     APPRECIATION FOR
                         UNDERLYING     GRANTED TO      PRICE                        OPTION TERM(3)
                          OPTIONS      EMPLOYEES IN      PER       EXPIRATION    ----------------------
         NAME            GRANTED(1)    FISCAL YEAR     SHARE(2)       DATE          5%          10%
         ----            ----------    ------------    --------    ----------       --          ---
David Lauber...........    90,000          15.4%        $10.00        2007       $566,005    $1,434,368
David Lauber...........     6,000           1.0%        $10.33        2007         38,991        98,812
Valerie Szymaniak......    22,500           3.9%         11.33        2007        160,368       406,403
Valerie Szymaniak......     6,000           1.0%         10.33        2007         38,991        98,812
Gordon Keil............     6,000           1.0%         10.33        2007         38,991        98,812
Jules Cohn.............     3,000            .5%         10.33        2007         19,496        49,406

---------------
(1) Adjusted to give effect to the Company's three-for-two stock split which occurred on January 16, 1998.

(2) The price represents the fair market value at the date of grant.

(3) The dollar amounts in these columns represent the potential realizable value of each option assuming that the market price of the Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by regulation and therefore are not intended to forecast possible future appreciation, if any, of the price of the Common Stock.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table presents information regarding options exercised in 1997 and the value of options outstanding at December 31, 1997 for each of the named executive officers:

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                          OPTIONS AT FISCAL              IN-THE-MONEY OPTIONS
                         SHARES                                YEAR END                 AT FISCAL YEAR END(2)
                        ACQUIRED         VALUE       ----------------------------    ----------------------------
                       ON EXERCISE    REALIZED(1)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                       -----------    -----------    -----------    -------------    -----------    -------------
David Lauber.........        --        $     --        63,000          132,000       $1,354,500      $2,838,000
Valerie Szymaniak....    30,000         364,998        18,000           34,500          387,000         741,750
Gordon Keil..........        --              --        28,000           62,000          602,000       1,333,000
Jules Cohn...........        --              --         7,500           18,000          161,250         387,000

---------------
(1) Value realized is equal to the product of (i) the positive difference between the fair market value of the Common Stock on exercise of the option and the exercise price per share of Common Stock underlying the option, multiplied by (ii) the number of Shares underlying the option exercised.

(2) Value is based upon a fair market value of $21.50 per share at December 31, 1997.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company receive no additional or special remuneration for their service as directors. Directors who are not employees of the Company are entitled to receive a director fee of $2,000 for each Board of Directors meeting attended and $500 for each committee meeting. The Company also reimburses directors for travel and lodging expenses, if any, incurred in connection with attendance at the Board of Directors meetings.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT

     The Company is a party to an employment agreement with Steven Mandell, Chief Executive Officer of the Company, dated August 3, 1992, as amended as of January 1, 1996 and on March 5, 1997 (the "Mandell Agreement"). The Mandell Agreement provides for Mr. Mandell to serve as the Company's Chief Executive Officer for a term which commenced on August 3, 1992 and which ends on December 31, 1998. The Mandell Agreement provides for an annual salary of $200,000 in 1996 and 1997, and $300,000 in 1998. The Mandell Agreement also provided for the award of an annual bonus in the discretion of the Board of Directors.

     The Company is a party to an employment agreement with Mr. Lauber dated September 23, 1997 (the "Lauber Agreement"). The Lauber Agreement provides for Mr. Lauber to serve as the Company's Executive Vice President for a term expiring on June 12, 2001. The Lauber Agreement provides for an annual base salary of $325,000 for the first contract year (increasing $10,000 each year thereafter), and annual bonuses in the discretion of the Board of Directors and the President of the Company. In the event Mr. Lauber is terminated without "cause" (as such term is defined in the Lauber Agreement) prior to September 12, 2000, he shall receive a severance payment equal to nine months of his salary at the date of such termination. In the event Mr. Lauber is terminated without "cause" on or after September 12, 2000, Mr. Lauber shall receive any salary that remains payable for the balance of the term of the Lauber Agreement.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the performance graph set forth herein shall not be incorporated by reference into any such filings.

              REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
                   DIRECTORS REGARDING EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE

     This report has been prepared by the Compensation Committee of the Board of Directors of the Company. The Compensation Committee was formed in 1996. Raymond Hemmig, John J. Oberdorf, Duayne Weinger and Jack Futterman serve as members of the Compensation Committee. The Compensation Committee meets at least annually or more frequently as the Company's Board of Directors may request. The Compensation Committee's primary responsibilities include the review of compensation, consisting of salary, bonuses, benefits and other compensation, of the Company's executive officers. Compensation for the Company's officers for 1997, including base salary, performance bonuses, stock option grants, and other compensation, were determined by the Company's Board of Directors. Stock option grants were determined by the Company's Stock Option Committee consisting of Messrs. Hemmig, Weinger and Futterman.

EXECUTIVE OFFICER COMPENSATION

     The executive officer compensation programs utilized by the Company are described below for the purpose of providing a general understanding of the various components of executive officer compensation. These executive officer compensation programs are designed to attract, retain and reward highly qualified executive officers who are important to the Company's success and to provide incentives relating directly to the financial performance and long-term growth of the Company. The various components of the executive officer compensation programs used by the Company are, in most cases, the same as those made available generally to employees of the Company. The following is a summary of the executive officer compensation programs:

  Cash Compensation

     Base Salary. Base salaries are established primarily upon an evaluation of the executive officer's position and contributions to the Company, including (i) individual performance, (ii) level of responsibility, (iii) technical expertise,
(iv) length of service, (v) Company performance and (vi) industry compensation levels.

     Incentive Bonuses. From time to time, incentive cash bonuses may be approved for payment to employees, including executive officers, for the achievement of milestones, the completion of projects identified as contributing substantially to the Company's success, and the attainment of certain goals.

  Equity Compensation

     In order to provide long-term incentive to the executive officers and employees of the Company related to long-term growth in the value of the Company's Common Stock, the Company issues incentive stock options and non-qualified stock options to such persons under the Company's Amended and Restated 1994 Stock Option Plan. The determination of who receives stock options under the Stock Option Plan and the number of stock options granted to each such recipient is made by the Stock Option Committee and based upon the same criteria utilized to determine base salary.

  Exercise Restrictions

     In an effort to encourage employees and executive officers to remain employed by the Company and to promote Company performance, stock options granted to executive officers typically vest in an equivalent percentage over a period of four years from the date of grant.

CEO COMPENSATION

     Mr. Mandell is eligible to participate in the same executive compensation plans available to other executive officers. The Compensation Committee's general approach in setting Mr. Mandell's annual compensation (including base pay, incentive bonuses and long-term equity incentives) is to seek to be competitive with other comparably sized NASDAQ traded companies in the same industry group, and to have a percentage of his annual compensation based upon objective, long-term performance criteria. This approach incentivizes the Company's senior executive toward clearly defined long-term goals while providing certainty to Mr. Mandell as to that portion of his compensation that is nonperformance based.

     Mr. Mandell's base salary for 1997 was established by the Company's Board of Directors and set forth in Mr. Mandell's employment agreement with the Company. Mr. Mandell was granted a bonus of $100,000 for his performance in the year of 1997 which was paid in 1998.

     Mr. Mandell's base salary for 1997 increased by approximately $8,000 from his 1996 base salary.

     In conclusion, the Compensation Committee believes that the compensation policies and practices of the Company as described above are fair and reasonable and are in keeping with the best interests of the Company, its employees and its shareholders.

     Submitted April 17, 1998 and signed by the members of the Compensation Committee.
      Ray Hemmig     John J. Oberdorf     Duayne Weinger     Jack Futterman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     John J. Oberdorf, a Director of the Company and a member of the Company's Compensation Committee, is a member of the law firm of St. John & Wayne, L.L.C., general counsel to the Company. During 1997, St. John & Wayne, L.L.C. represented the Company as general counsel and in connection with the Company's secondary public offering.

                               PERFORMANCE GRAPH

     The following graph provides a comparison on a cumulative basis of the percentage change from March 27, 1996, (the date on which the Company's Common Stock first traded on the NASDAQ National Market System "NMS") through December 31, 1997 in (a) the total stockholder return on the Company's Common Stock with
(b) the total return on the NASDAQ Stock Market of all domestic issuers traded on the NASDAQ NMS and Small-Cap Markets ("NASDAQ Market Index") and (c) the total return of domestic issuers having the same Standard Industrial Classification ("SIC") Industry Group Number as the Company (SIC 5943) and traded on NASDAQ's NMS or Small-Cap Markets (the "Industry Index"). Such percentage change has been measured by dividing: (i) the sum of (A) the cumulative amount of dividends for the measurement period assuming dividend reinvestment, and (B) the difference between the price per share at the end and at the beginning of the measurement period by (ii) the price per share at the beginning of the measurement period. The price of each investment unit has been set at $100 on March 27, 1996 for purposes of preparing this graph. All Stock price information for the Company has been retroactively adjusted to give effect to a three-for-two stock split which occurred on January 16, 1998.

        Measurement Period             PARTY CITY         SIC CODE 5943          NASDAQ
      (Fiscal Year Covered)            CORPORATION            INDEX           MARKET INDEX
3/27/96                                  100.00              100.00              100.00
12/31/96                                 130.77               80.73              115.56
12/31/97                                 248.08               96.73              141.36

2.  APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED 1994 STOCK
OPTION PLAN

     On March 6, 1998, the Board of Directors of the Company amended the Amended and Restated the 1994 Plan to increase the number of shares available for the grant of options under the 1994 Plan from 900,000 shares to 1,800,000 shares. A copy of the 1994 Plan is set forth in Annex A to this Proxy Statement. The amendment to the 1994 Plan will not become effective unless it is approved by the holders of record of a majority of the shares of the Company's Common Stock present in person or represented by proxy at the Company's Annual Meeting. The 1994 Plan provides for the granting of stock options to employees, officers, directors and consultants of the Company. As of April 27, 1998, 932 employees and Directors were eligible to participate in the 1994 Plan.

     The 1994 Plan is intended to assist the Company in securing and retaining key employees and directors by allowing them to participate in the ownership and growth of the Company through the grant of incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options to which Section 422 of the Code does not apply (collectively, the "Options"). The granting of Options will serve as partial consideration for and give key employees, directors and consultants an additional inducement to remain in the service of the Company and will provide them with an increased incentive to work for the Company's success.

     The Board of Directors believes that it would be in the best interests of the Company for the stockholders to ratify an amendment to the 1994 Plan to increase the number of shares available for the grant of Options under the 1994 Plan from 900,000 shares to 1,800,000 shares. Stockholder approval of the Board's amendment to the 1994 Plan on March 6, 1998 is required within 12 months of the Board's action. As of March 31, 1998, Options to purchase 227,349 shares of Common Stock had been exercised and 611,275 shares had been reserved for exercise of Options granted under the 1994 Plan, leaving 61,376 shares remaining available for the grant of Options under the 1994 Plan.

     Commencing on July 21, 1997 through April 24, 1998, the Company's Board of Directors granted stock options to certain of the Company's executive officers, certain management personnel and other key employees to purchase up to an aggregate 391,500 shares of the Company's Common Stock. All of such option grants were awarded outside the Company's 1994 Plan in the form of non-qualified stock options (such non-qualified options herein collectively referred to as the "Management Option Grants"). See "Previously Granted Options." In order to provide the optionees under the Management Option Grants with the favorable tax treatment afforded incentive stock options, upon receipt of shareholder approval of this Proposal 2 to amend the 1994 Plan, the Management Option Grants and any other non-qualified option grants made to employees between the date of this Proxy Statement and the Annual Meeting, by action of the Board of Directors, will be included in the 1994 Plan. In the event the Company's shareholders do not approve the amendment to the 1994 Plan as described in this Proposal 2, the Management Option Grants will remain outstanding and in full force and effect and will be treated as non-qualified stock options. See "Federal Income Tax Consequences Relating to Incentive Stock Options" and "Federal Income Tax Consequences Relating to Non-Qualified Stock Options" for a discussion of the tax consequences to each of the Company and the optionee relating to incentive stock options and non-qualified stock options.

     The following discussion of the principle features and effects of the 1994 Plan is qualified in its entirety by reference to the text of the 1994 Plan set forth in Annex A attached hereto.

ADMINISTRATION

     The 1994 Plan is administered by the Stock Option Committee of the Board of Directors, consisting of not less than two members of the Board of Directors of the Company appointed by the Board. Each member of the Stock Option Committee will be a "non-employee director" as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended. The Stock Option Committee selects the employees, directors and consultants who will be granted Options under the 1994 Plan and, subject to the provisions of the 1994 Plan, determines the terms and conditions and number of shares subject to each Option. The Stock Option Committee also makes any other determinations necessary or advisable for the administration of the

1994 Plan and its determinations are final and conclusive. The Stock Option Committee is currently comprised of Messrs. Hemmig, Weinger and Futterman.

SHARES SUBJECT TO THE 1994 PLAN

     The 1994 Plan authorizes the granting of either incentive stock options or non-qualified stock options to purchase in the aggregate up to 900,000 shares of the Company's Common Stock. The amendment to the 1994 Plan approved by the Board on March 6, 1998, subject to shareholder approval as provided in this Proposal, will increase the number of shares available for the grant of options under the 1994 Plan to 1,800,000 shares. The shares available for issuance will further be increased or decreased according to any reclassification, recapitalization, stock split, stock dividend or other such subdivision or combination of the Company's Common Stock. Shares of the Company's Common Stock subject to unexercised Options that expire or are terminated prior to the end of the period during which Options may be granted under the 1994 Plan will be restored to the number of shares available for issuance under the 1994 Plan. Assuming the receipt of stockholder approval for the adoption of the amendment to the 1994 Plan as provided in this Proposal, 584,876 shares of Common Stock will remain available for issuance under the 1994 Plan (after giving effect to the inclusion of the Management Option Grants in the 1994 Plan).

ELIGIBILITY

     Any employee of the Company or any parent or subsidiary of the Company shall be eligible to receive incentive stock options and non-qualified stock options under the 1994 Plan. Non-qualified stock options may be granted to employees as well as non-employee directors and consultants of the Company under the 1994 Plan as determined by the Board or the Stock Option Committee. Any person who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

     Each grant of an Option shall be evidenced by an Option Agreement, and each Option Agreement shall (1) specify whether the Option is an incentive stock option or a non-qualified stock option and (2) incorporate such other terms and conditions as the Board of Directors or the Stock Option Committee acting in its absolute discretion deems consistent with the terms of the 1994 Plan, including, without limitation, a restriction on the number of shares of common stock subject to the Option which first become exercisable during any calendar year.

     To the extent that the aggregate fair market value of the common stock of the Company subject to incentive stock options granted (determined as of the date such an incentive stock option is granted) which first become exercisable in any calendar year exceeds $100,000, such Options shall be treated as non-qualified stock options. This $100,000 limitation shall be administered in accordance with the rules under Section 422(d) of the Code.

EXERCISE PRICE OF OPTIONS

     Upon the grant of an Option to an employee, director or consultant of the Company, the Stock Option Committee will fix the number of shares of the Company's Common Stock that the optionee may purchase upon exercise of the Option and the price at which the shares may be purchased. The Option price for incentive stock options shall not be less than the fair market value of the Common Stock at the time the Option is granted, except that the Option price shall be at least 110% of the fair market value where the Option is granted to an employee who owns more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary. Under the terms of the 1994 Plan, the aggregate fair market value of the stock (determined at the time the Option is granted) with respect to which incentive stock options are exercisable for the first time by such individual during any calendar year shall not exceed $100,000. Non-qualified stock options may be granted at less than the fair market value of the Common Stock. "Fair market value" is determined by the Stock Option Committee based on the closing price of the Common Stock on the NASDAQ NMS. On April 15, 1998, the closing price of the Company's Common Stock, as reported by the National Association of Securities Dealers, was $33 per share.

TERMS

     All Options available to be granted under the 1994 Plan must be granted by September 4, 2000. The Compensation Committee will determine the actual term of the Options but no Option will be exercisable after the expiration of 10 years from the date granted. No incentive stock option granted to an employee who owns more than 10% of the combined voting power of all the outstanding classes of stock in the Company may be exercised after five years from the date of grant.

     The Options granted pursuant to the 1994 Plan shall not be transferable except (i) by will or the laws of descent and distribution and (ii) non-qualified options may be transferred in limited circumstances to family members and family limited partnerships, with the consent of the Stock Option Committee.

EXERCISE OF OPTIONS

     Options granted to employees, directors or consultants under the 1994 Plan may be exercised during optionee's lifetime only by the optionee during his employment or service with the Company or for a period not exceeding three months after voluntary termination, or for a period not exceeding one year if the optionee ceased employment or service as a director or consultant because of permanent or total disability within the meaning of Section 22(e)(3) of the Code. Options may be exercised by the optionee's estate, or by any person who acquired the right to exercise such Option by bequest or inheritance from the optionee for a period of twelve months from the date of the optionee's death. If such Option shall by its terms sooner expire, such Option shall not be extended as a result of the optionee's death. All Options granted pursuant to the 1994 Plan must be exercised within ten (10) years from the date of grant. Incentive stock options granted to an employee who is the beneficial owner of 10% or more of the total combined voting power of all classes of the Company's Common Stock, or any parent or subsidiary must exercise such Options within five years from the date such Option is granted.

     The consideration to be paid to the Company upon exercise of an Option may consist of any combination of cash, checks, promissory notes, shares of Common Stock, and/or any other forms of consideration permitted under Delaware Law and approved by the Stock Option Committee and/or the Board of Directors. With the exception of the consideration received by the Company upon the exercise of Options granted under the 1994 Plan, no consideration is received by the Company for the granting or extension of any Options.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO INCENTIVE STOCK OPTIONS

     Certain Options granted under the 1994 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. Set forth below is a general summary of certain of the principal Federal income tax consequences to participants and the Company of incentive stock options granted under the 1994 Plan.

     An employee to whom an incentive stock option is granted pursuant to the 1994 Plan will not recognize any compensation income, and the Company will not recognize any compensation deduction, at the time an incentive stock option is granted or at the time an incentive stock option is exercised. In the year of exercise, however, the amount by which the fair market value of the Common Stock exceeds the Option price will constitute a tax preference item under the alternative minimum tax. If the employee incurs minimum tax in the year of exercise, however, he should qualify for the credit for prior year minimum tax liability in the first future year he has regular tax liability.

     In order to obtain incentive stock option treatment for Federal income tax purposes upon the subsequent sale (or other disposition) by the optionee of the shares of Common Stock received upon exercise of the Option, the sale (or other disposition) must not occur within two years from the date the Option was granted nor within one year after the issuance of such shares upon exercise of the Option (the "incentive stock option holding period requirements"). If the incentive stock option holding period requirements are satisfied, on the subsequent sale (or other disposition) by the optionee of the shares of Common Stock received upon the exercise of an Option, the optionee generally will recognize income from the sale of a capital asset equal to the difference, if any, between the proceeds realized from the sale (or other disposition) and the amount paid as the exercise price of the Option. Alternatively, if the incentive stock option holding period requirements are not satisfied, on the subsequent sale (or other disposition) by the optionee of the shares of Common Stock received upon the exercise of the Option, the optionee generally will recognize income taxable as compensation (and the Company will recognize a compensation deduction) in an amount equal to the lesser of (a) the difference, if any, between the fair market value of the shares on the date of exercise and the amount paid as the exercise price of the Option and (b) the difference, if any, between the proceeds realized from the sale or other disposition and the amount paid as the exercise price of the Option. Any additional gain realized on such sale or disposition (in addition to the compensation income referred to above) would give rise to income from the sale of a capital asset and taxed accordingly.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO NON-QUALIFIED STOCK OPTIONS

     The non-qualified stock options which may be granted under the 1994 Plan are not intended to qualify as incentive stock options within the meaning of
Section 422 of the Code. An individual to whom a non-qualified stock option is granted pursuant to the 1994 Plan will generally not recognize any compensation income, and the Company will not realize any compensation deduction, at the time the non-qualified stock option is granted. In the year of exercise, however, the optionee generally will realize income taxable as compensation (and the Company will realize a compensation deduction) in an amount equal to the difference, if any, between the fair market value of the shares on the date of exercise and the amount paid as the exercise price of the Option.

     The tax basis of the shares of Common Stock received by the optionee upon exercise will be equal to the amount paid as the exercise price plus the amount, if any, includable in his gross income as compensation income. The holding period for the shares will commence on the date of exercise.

     On the subsequent sale (or other disposition) by the optionee of the shares of Common Stock received upon the exercise of the Option, any gain realized on such sale or disposition would give rise to income from the sale of a capital asset and taxed accordingly.

PREVIOUSLY GRANTED OPTIONS

     As of December 31, 1997, the Company had granted options to purchase an aggregate of 855,624 shares of Common Stock (net of cancellations) under the 1994 Plan at a weighted average exercise price of $8.94 per share. As of December 31, 1997, of 741,525 options to purchase shares of Common Stock, 240,650 shares were vested and 500,875 shares were not vested, and 114,099 options to purchase shares had been exercised under the 1994 Plan. In addition, as of December 31, 1997, 253,500 of the Management Option Grants had been granted outside the 1994 Plan, of which no shares were vested. None of the Management Option Grants have been exercised. The following table sets forth information as of December 31, 1997 concerning (i) each executive officer, (ii) all current executive officers as a group; (iii) each nominee for election as a Director, (iv) all current Directors who are not executive officers as a group;
(v) each person who has received or is to receive 5% of such options or rights; and (vi) all employees, including all current officers who are not executive officers, as a group:

                                                                              WEIGHTED
                                                                OPTIONS       AVERAGE
                                                                GRANTED       EXERCISE
                                                              DURING 1997      PRICE
                                                              -----------     --------
Steven Mandell..............................................         --        $   --
John J. Oberdorf............................................     15,000         10.00
Raymond Hemmig..............................................     15,000         10.00
Duayne Weinger..............................................     15,000         10.00
Jack Futterman..............................................     22,500         16.00
David E. Lauber.............................................     96,000         10.02
Valerie Szymaniak...........................................     28,500         11.12

                                                                              WEIGHTED
                                                                OPTIONS       AVERAGE
                                                                GRANTED       EXERCISE
                                                              DURING 1997      PRICE
                                                              -----------     --------
Richard Yockelson...........................................      4,500         10.33
Jules Cohn..................................................      3,000         10.33
Gordon Keil.................................................      6,000         10.33
Jeffrey Fink................................................     75,000         13.33
All current executive officers as a group (seven persons)...    208,500         12.52
All current Directors who are not executive officers as a
  group (four persons)......................................     67,500         12.67
All Employees, including all current officers who are not
  executive officers as a group (153 persons)...............    236,875         15.63

     As of December 31, 1997, the market value of the Common Stock underlying the 1994 Plan was $21.50 per share (after giving retroactive effect to the three-for-two stock split which occurred January 16, 1998.)

AMENDMENTS AND DISCONTINUANCE OF THE 1994 PLAN

     The 1994 Plan can be amended, suspended or terminated at any time by action of the Company's Board of Directors except that no amendment to the 1994 Plan can be made without prior stockholder approval where such amendment would result in (i) any material increase in the total number of shares of Common Stock subject to the 1994 Plan, (ii) any change in the class of eligible participants for Options under the 1994 Plan, (iii) any material increase in the benefits accruing to participants under the 1994 Plan, or (iv) stockholder approval being required for continued compliance with Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy and entitled to vote at the Annual Meeting is required for the approval of the Amendment to the 1994 Plan.

     The Board of Directors recommends a vote FOR the approval of the Amendment to the 1994 Plan.

3.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Deloitte & Touche LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1998. Deloitte & Touche LLP has been the Company's independent auditors for the year ended December 31, 1997. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

     The Board of Director recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1998.

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1997 is enclosed herein.

     The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying form of Proxy will vote, in their discretion, the shares of common stock they represent.

                                          By Order of the Board of Directors

                                          David Lauber,
                                          Secretary

Dated: May 6, 1998

                                                                         ANNEX A

                             PARTY CITY CORPORATION
                              AMENDED AND RESTATED
                            1994 STOCK OPTION PLAN*

     1.  PURPOSES.    THE PLAN DESCRIBED HEREIN, AS AMENDED AND RESTATED, SHALL
BE KNOWN AS THE "PARTY CITY CORPORATION AMENDED AND RESTATED 1994 STOCK OPTION PLAN" (THE "PLAN"). THE PURPOSES OF THE PLAN ARE TO ATTRACT AND RETAIN THE BEST AVAILABLE PERSONNEL FOR POSITIONS OF SUBSTANTIAL RESPONSIBILITY, TO PROVIDE ADDITIONAL INCENTIVE TO EMPLOYEES, DIRECTORS AND CONSULTANTS OF THE COMPANY OR ITS SUBSIDIARIES (AS DEFINED IN SECTION 2 BELOW) TO WHOM OPTION'S MAY BE GRANTED UNDER THIS PLAN, AND TO PROMOTE THE SUCCESS OF THE COMPANY'S BUSINESS.

     Options granted hereunder may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or "Non-ISO's," at the discretion of the Board and as reflected in the terms of the written option agreement.

     The Plan is not intended as an agreement or promise of employment. Neither the Plan, nor any Option granted pursuant to the Plan, shall confer on any person any right to continue in the employ of the Company. The right of the Company to terminate an Employee is not limited by the Plan, nor by any Option granted pursuant to the Plan, unless such right is specifically described by the terms of any such Option.

     2.  DEFINITIONS.  As used herein, the following definitions shall apply:

          (a) "Board" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (c) "Committee" shall mean the Committee appointed under Section 4(a) hereof.

          (d) "Common Stock" shall mean the Common Stock of the Company.

          (e) "Company" shall mean Party City Corporation, a Delaware corporation.

          (f) "Continuous Service or Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board.

          (g) "Director" shall mean any person serving on the Board of Directors.

          (h) "Employee" shall mean any person, including officers, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

          (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (j) "Fair Market Value" shall mean (i) the closing price for a share of the Common Stock on the exchange or quotation system which reports or quotes the closing prices for a share of the Common

---------------

     * Amended and Restated by the Board of Directors (i) on January 16, 1996, and ratified by the shareholders, to increase the aggregate number of shares authorized under the Plan to 900,000 shares (giving retroactive effect to the Company's three-for-two stock split on January 16, 1998),
       (ii) on December 31, 1996 to revise the Plan to (a) permit the granting of Options to non-employee Directors and consultants of the Company and
       (b) to conform the Plan to revised Rule 16b-3 of the Securities Exchange Act of 1934, and ratified by the Shareholders on June 12, 1997, and (iii) on March 6, 1998, to increase the aggregate number of shares authorized under the Plan to 1,800,000 shares.

     Stock, as accurately reported for any date (or, if no shares of Common Stock are traded on such date, for the immediately preceding date on which shares of Common Stock were traded) in The Wall Street Journal (or if The Wall Street Journal no longer reports such price, in a newspaper or trade journal selected by the Committee) or (ii) if no such price quotation is available, the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Common Stock might change hands between a willing Buyer and a willing Seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

          (k) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (l) "Non-ISO" shall mean an Option to purchase stock which is not intended by the Committee to satisfy the requirements of Section 422 of the Code.

          (m) "Option" shall mean a stock option granted pursuant to the Plan.

          (n) "Optioned Stock" shall mean the Common Stock subject to an Option.

          (o) "Optionee" shall mean an Employee, Director or Consultant who receives an Option.

          (p) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (q) "Plan" shall mean this Party City Corporation Amended and Restated 1994 Stock Option Plan, as amended from time to time.

          (r) "Rule 16b-3" shall mean Rule 16b-3 of the General Rules and Regulations under the Exchange Act.

          (s) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

          (t) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

          (u) "Ten Percent Shareholder" shall mean a person who owns (after taking into account the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or a Subsidiary.

     3.  STOCK AUTHORIZED.

     Subject to the provisions of Section I 1 of the Plan, the maximum aggregate number of shares which may be Optioned and sold under the Plan is One Million Eight Hundred Thousand (1,800,000) shares of authorized, but unissued, or reacquired $.0l par value Common Stock.

     If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for further grant under the Plan.

     4.  ADMINISTRATION.

     (a) Procedure. The Company's Board of Directors may appoint a Committee to administer the Plan which shall be constituted so as to permit the Plan to continue to comply with Rule 16b-3, as currently in effect or as hereafter modified or amended, promulgated under the Exchange Act. The Committee appointed by the Board of Directors shall consist of not less than two members of the Board of Directors, to administer the Plan on behalf of the Board of Directors. subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time, the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan; provided, however, that at no time shall a Committee of less than two (2) members administer the Plan. Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan. Notwithstanding anything to the contrary contained herein, no member of the Committee shall serve as such under this Plan unless such person is a "Non-Employee Director" within a meaning of Rule 16b-3(b)(3)(i) of the Exchange Act. A majority vote of the members of the Committee shall be required for all of its actions.

     A majority of the entire Committee shall constitute a quorum, and the action of the majority of the Committee members present at any meeting at which a quorum is present shall be the action of the Committee. All decisions, determinations, and interpretations of the Committee shall be final and conclusive on all persons affected thereby and shall, as to Incentive Stock Options, be consistent with Section 422 of the Code. The Committee shall have all of the powers and duties set forth herein, as well as such additional powers and duties as the Board of Directors may delegate to it; provided, however, that the Board of Directors expressly retains the right in its sole discretion (i) to elect and to replace the members of the Committee, and (ii) to terminate or amend this Plan in any manner consistent with applicable law.

     (b) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion: (i) to grant Incentive Stock Options, in accordance with Section 422 of the Code, or to grant "NonISO's;" (ii) to determine the Fair Market Value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted which exercise price shall be determined in accordance with Section 9 of the Plan;
(iv) to determine the persons to whom (including, without limitation, members of the Committee) and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option; (v) to interpret the Plan;
(vi) to prescribe, amend and rescind rules and regulations relating to the Plan;
(vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

     (c) Subject to the provisions of this Plan and compliance with Rule 16b-3 of the Exchange Act, the Committee may grant options under this Plan to members of the Company's Board of Directors, including members of the Committee, and in such regard may determine:

          (i) the time at which any such Option shall be granted;

          (ii) the number of Shares covered by any such Option;

          (iii) the time or times at which, or the period during which, any such Option may be exercised or whether it may be exercised in whole or in installments;

          (iv) the provisions of the agreement relating to any such Option; and
               (v) the Option Price of Shares subject to an Option granted such Board member.

     (d) Effect of the Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

     5. ELIGIBILITY. Incentive Stock Options may be granted only to Employees. Non-ISO's may be granted to Employees as well as non-employee Directors and Consultants of the Company as determined by the Board or any Committee. Any person who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

     Each grant of an Option shall be evidenced by an Option Agreement, and each Option Agreement shall (1) specify whether the Option is an Incentive Stock Option or a Non-ISO and (2) incorporate such other terms and conditions as the Committee acting in its absolute discretion deems consistent with the terms of this

Plan, including, without limitation, a restriction on the number of shares of stock subject to the Option which first become exercisable during any calendar year.

     To the extent that the aggregate Fair Market Value of the stock of the Company subject to Incentive Stock Options granted (determined as of the date such an Incentive Stock Option is granted) which first become exercisable in any calendar year exceeds $100,000, such Options shall be treated as Non-ISO's. This $100,000 limitation shall be administered in accordance with the rules under
Section 422(d) of the Code.

     6. EFFECTIVE DATE AND TERM OF PLAN. The effective date of this Plan ("Effective Date") shall be the date it is adopted by the Board, provided the shareholders of the Company (acting at a duly called meeting of such shareholders or by the written consent of shareholders) approve this Plan within twelve (12) months after such Effective Date. The effectiveness of Options granted under this Plan prior to the date such shareholder approval is obtained shall be contingent on such shareholder approval.

     Subject to the provisions of Section 12 hereof, no Option shall be granted under this Plan on or after the earlier of:

          (1) the tenth anniversary of the Effective Date of this Plan in which event the Plan otherwise thereafter shall continue in effect until all outstanding Options shall have been surrendered or exercised in full or no longer are exercisable, or

          (2) the date on which all of the Common Stock reserved for issuance under Section 3 of this Plan has (as a result of the exercise or expiration of Options granted under this Plan) been issued or no longer is available for use under this Plan, in which event the Plan also shall terminate on such date.

     7. TERM OF OPTION. An Option shall expire on the date specified in such Option, which date shall not be later than the tenth anniversary of the date on which the Option was granted, except that, if any Employee, at any time an Incentive Stock Option is granted to him or her, owns stock representing more than ten percent of the total combined voting power of all classes of Common Stock (or, under Section 424(d) of the Code is deemed to own stock representing more than ten percent of the total combined voting power of all such classes of Common Stock, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendant of such Employee, or by or for any corporation, partnership, state or trust of which such Employee is a shareholder, partner or beneficiary), the Incentive Stock Option granted him or her shall not be exercisable after the expiration of five years from the date of grant or such earlier expiration as provided in the particular Option agreement.

     8.  EXERCISE PRICE AND CONSIDERATION.

     (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

        (i) In the case of an Incentive Stock Option

             (A) granted to an Employee who, immediately before the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

             (B) granted to any Employee, the per share exercise price shall be no less than I 00% of the Fair Market Value per Share on the date of grant.

          (ii) In the case of a Non-ISO, the per Share exercise price shall be determined by the Board on the date of grant.

          (iii) In the case of an Option granted on or after the effective date of registration of any class of equity security of the Company pursuant to
     Section 12 of the Exchange Act and prior to six months after the termination of such registration, the per Share exercise price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant.

     (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, promissory note, other Shares of Common Stock having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Delaware law.

     If the optionee desires to pay for the optioned shares, in whole or in part, by conversion of Shares, Optionee shall be entitled upon exercise of the Option to receive that number of Shares equal to the quotient obtained by dividing [(A-B)(X)] by (A) where:

        (A) = the Fair Market Value of one Share of Common Stock on the date of conversion.

        (B) = the Option Price for one Share of Common Stock subject to an Option.

        (X) = the Number of Shares of Common Stock issuable upon exercise of the Option if exercised for cash;

provided, if the above calculation results in a negative number, then no Shares shall be issued or issuable upon conversion of the Option. Any payment made in Shares of the Company's Common Stock shall be treated as equal to the Fair Market Value of such Common Stock on the date the properly endorsed certificate for such Common Stock is delivered to the Committee (or its delegate).

     9.  EXERCISE OF OPTION.

     (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

     An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance, which in no event will be delayed more than thirty (30) days from the date of the exercise of the Option, (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Plan.

     Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b) Termination of Status as an Employee, or Director or Consultant with Respect to Non-ISO's. Non-ISO's granted pursuant to the Plan may be exercised notwithstanding the termination of the Optionee's status as an employee, a non-employee Director or a Consultant, except as provided in the Plan or as provided by the terms of the Stock Option Agreement.

     (c) Termination of Service as an Employee with Respect to Incentive Stock Options. If the Continuous Service of any Employee terminates, he or she may, but only within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Committee) after the date he or she ceases to be an Employee of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it as of the date of such termination. To the extent that he or she was not entitled to exercise the Option at the date of such termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

     (d) Notwithstanding the provisions of Section 9(c) above, in the event an Employee is unable to continue his or her Continued Service with the Company as a result of his or her total and permanent disability (within the meaning of Section 22(e)(3) of the Code), he or she may, but only within three (3) months (or such other period of time not exceeding twelve ( 12) months as is determined by the Committee) from the date of disability, exercise his or her Option to the extent he or she was entitled to exercise it at the date of such disability. To the extent that he or she was not entitled to exercise the Option at the date of disability, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

     (e) Death of Optionee.  In the event of the death of an Optionee:

          (i) during the term of the Option who is at the time of his or her death an Employee of the Company and who shall have been in Continuous Status as an Employee, a Director or Consultant since the date of grant of the Option, the Option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living one (1) month after the date of death; or

          (ii) within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Committee) after the termination of Continuous Status as an Employee, a Director or Consultant, the Option may be exercised, at any time within three (3) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

     10.  TRANSFERABILITY OF OPTIONS.

     (a) Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the life time of the Optionee only by the Optionee.

     (b) The Committee may, in its discretion, authorize all or a portion of the Non-ISOs to be granted to an Optionee to be on terms which permit transfer by such Optionee to (i) the spouse, children or grandchildren of the Optionee (the "Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) the Non-ISO Stock Option Agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this section, (z) subsequent transfers of transferred Options shall be prohibited except those made by will or by the laws of descent or distribution, and (zz) such transfer is approved in advance by the Committee. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of determining the rights of exercise under the Option, the term "Optionee" shall be deemed to refer to the transferee. The termination of service as an employee, non-employee director or consultant shall continue to be applied with respect to the original Optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 9 of the Plan and in the Stock Option Agreement.

     11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of shares of Common Stock subject to an Option.

     In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

     12. TIME FOR GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee, non-employee Director and Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

     13. AMENDMENT AND TERMINATION OF THE PLAN. (a) The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the holders of a majority of the outstanding shares of the Company entitled to vote:

          (i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 11 of the Plan;

          (ii) any change in the class of Employees which are eligible participants for Options under the Plan; or

          (iii) if shareholder approval of such amendment is required for continued compliance with Rule 16b-3.

     (b) Shareholder Approval. Any amendment requiring shareholder approval under Section 13(a) of the Plan shall be solicited as described in Section 17 of the Plan.

     (c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     14. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares. are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     15. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     16. OPTION AGREEMENT. Options shall be evidenced by written Option agreements in such form as the Committee shall approve.

     17. SHAREHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon. The approval of such shareholders of the Company shall be (1) solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, or (2) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished.

     If such shareholder approval is obtained by written consent in the absence of a Shareholders' Meeting, it must be obtained by the written consent of all shareholders of the Company who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all Shareholders entitled to vote thereon were present and voting.

     18. MISCELLANEOUS PROVISIONS. An Optionee shall have no rights as a shareholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate to him for such shares.

     19. OTHER PROVISIONS. The stock option agreement authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable. Any such stock option agreement shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary in order that such option will be an Incentive Stock Option as defined in Section 422 of the Code if an Incentive Stock Option is intended to be granted.

     20. INDEMNIFICATION OF COMMITTEE. In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding a Board member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

     21. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

     22. NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

     23. OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees and Directors of the Company or any Subsidiary.

     24. SINGULAR, PLURAL; GENDER. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

     25. HEADINGS, ETC., NO PART OF PLAN. Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

     26. GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, except to the extent preempted by Federal law. The Plan is intended to comply with Rule 16b-3. Any provisions inconsistent with Rule 16b-3 shall be inoperative and shall not affect the validity of the Plan, unless the Board of Directors shall expressly resolve that the Plan is no longer intended to comply with Rule 16b-3.

                             PARTY CITY CORPORATION

                                     PROXY

           THE UNDERSIGNED HEREBY APPOINTS STEVEN MANDELL AND DAVID LAUBER, AND EACH OF THEM, WITH FULL POWER OF SUBSTITUTION AS PROXIES FOR THE UNDERSIGNED, TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS OF PARTY CITY CORPORATION TO BE HELD AT THE RADISSON HOTEL & SUITES FAIRFIELD, 690 ROUTE 46 EAST, FAIRFIELD, NEW JERSEY ON WEDNESDAY, JUNE 10, 1998 AT 10:00 A.M., EASTERN TIME, OR ANY ADJOURNMENT THEREOF, AND TO VOTE THE NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY THAT THE UNDERSIGNED WOULD BE ENTITLED TO VOTE, AND WITH ALL THE POWER THE UNDERSIGNED WOULD POSSESS, IF PERSONALLY PRESENT, AS FOLLOWS:

           1. [ ] FOR, or [ ] WITHHOLD AUTHORITY to vote for the following nominees for election as directors: STEVEN MANDELL, DAVID LAUBER, JOHN J. OBERDORF, RAYMOND HEMMIG, DUAYNE WEINGER AND JACK FUTTERMAN.

           (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the line provided below.)

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           2. Approval of the proposal to amend the Company's Amended and Restated 1994 Stock Option Plan;

                       [ ] FOR        [ ] AGAINST, or        [ ] ABSTAIN

           3. Ratification of Deloitte & Touche LLP as the Company's independent accountants for the current fiscal year;

                       [ ] FOR        [ ] AGAINST, or        [ ] ABSTAIN

           4. In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

                         (continued on the other side)

                          (continued from other side)

           THE PROXIES WILL VOTE AS SPECIFIED ABOVE, OR IF A CHOICE IS NOT SPECIFIED, THEY WILL VOTE FOR THE NOMINEES LISTED IN ITEM 1 AS WELL AS FOR THE PROPOSALS LISTED IN ITEMS 2 AND 3.

       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

                                             Receipt of Notice of Annual
                                             Meeting of Shareholders and
                                             Proxy Statement dated May 6,
                                             1998 is hereby acknowledged:

                                                             Dated , 1998

                                                     Signature(s)

                                             (Please sign exactly as your
                                             name or names appear hereon,
                                             indicating, where proper,
                                             official position or
                                             representative capacity.)